SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: December 10, 2002

(Date of earliest event reported)

LCA-Vision Inc.

(Exact name of Registrant as specified in its Charter)

Delaware (State or other jurisdiction of incorporation)	0-27610 (Commission File No.)	11-2882328 (IRS Employer Identification Number)

7840 Montgomery Road, Cincinnati, Ohio	45236
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 792-9292

N/A

(Former name or former address, if changed since last report)

Item 5.  Other Events

LCA-Vision Inc. issued a press release giving investors listening to this morning’s webcast of the CCBN Virtual Healthcare Conference a positive update on the outlook for the fourth quarter of 2002 and full-year 2003.

Item 7.  Financial Statements and Exhibits

(a)  Exhibits

99.1  Press Release dated December 10, 2002

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LCA-VISION INC.

Date: 12/10/02	By: /s/Alan H. Buckey Alan H. Buckey Executive Vice President, Chief Financial Officer and Treasurer

Exhibit 99.1

Contact:

Stephen N. Joffe

Joel Pomerantz

LCA-Vision Inc.

The Dilenschneider Group

(513) 792-9292

(212) 922-0900

LCA-VISION SEES RETURN TO PROFITABILITY IN FIRST QUARTER 2003

CINCINNATI, OH, December 10, 2002 – LCA-Vision Inc. (NASDAQ NM: LCAVD), a leading national provider of laser vision correction services, will give investors listening to this morning’s webcast of the CCBN Virtual Healthcare Conference (www.CCBN.com) a positive update on the outlook for the fourth quarter of 2002 and full-year 2003:

During the webcast, management will disclose the following:

•

Fourth quarter procedure volumes will be up in excess of 10 percent on a year-over-year basis.

•

Based on improved eye exam bookings and higher treatment conversion rates, management expects a return to profitability in the first quarter of 2003.

•

The company will open its next LasikPlus center in Cleveland, Ohio in early January, with openings planned for additional markets in the first half of 2003.

Commenting on LCA-Vision’s improving fundamentals, Chairman and CEO Stephen N. Joffe said: “We anticipate a strong increase in normal seasonal volume during the first quarter of 2003, and remain optimistic about the balance of next year.  Right now, we are seeing consistent improvements in all key operating metrics.  Since last August, we have measurably improved the rate at which we convert scheduled eye exams into actual procedures performed.  As volume grows, our fixed cost structure provides powerful operating leverage.  For example, just a 5 percentage point increase in this conversion rate translates into an additional 60 cents a year of operating earnings per share.”

The webcast, which is also being distributed over CCBN’s Investor Distribution Network to both institutional and individual investors, can be accessed through CCBN’s Individual Investor Center at www.companyboardroom.com, or by visiting any of the investor sites in CCBN’s Individual Investor Network.  Institutional investors can access the call via CCBN’s password protected event management site, StreetEvents (www.streetevents.com).  The CCBN Virtual Healthcare Conference will be available for replay until March 10, 2003.

LCA-Vision owns and operates 32 LasikPlus laser vision correction facilities in the United States, plus two in Canada, and a joint venture in Europe.

For further perspective on the industry, readers can access Vision Monday’s recent interview with Stephen Joffe at http://www.visionmonday.com/index.asp?page=4_10492.htm.

For additional information, please visit the company’s website at www.lasikplus.com.

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This news release contains forward-looking statements that are subject to risks and uncertainties.  Please refer to the company’s filings with the Securities and Exchange Commission including forms 10K and 10Q for a discussion of the risk factors that may cause actual results to differ materially from projections.